Exhibit 1
JOINT FILING AGREEMENT
In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of Amendment No. 10 to the Statement on Schedule 13D (including any and all subsequent amendments thereto) with respect to the shares of common stock, $0.005 par value, of Digital Angel Corporation, a Delaware corporation (formerly Medical Advisory Systems, Inc., a Delaware corporation) and further agree to the filing of this agreement as an exhibit thereto. In addition, as signified by their signatures thereto, each party to this agreement expressly authorizes the other party to this agreement to file on its behalf any and all amendments to such Statement on Schedule 13D.
Date: August 14, 2007

APPLIED DIGITAL SOLUTIONS, INC.
By:	/s/ Lorraine M. Breece
	Name:	Lorraine M. Breece
	Title:	Acting Chief Financial Officer

DIGITAL ANGEL SHARE TRUST By: Wilmington Trust Company, trustee
By:	/s/ Lorraine M. Breece
	Name:	Lorraine M. Breece
	Title:	Attorney-in-Fact and Authorized Agent